EXHIBIT 16.1

                         {Letterhead of Grant Thornton}

January 17, 2002





Securities and Exchange Commission
Washington, D.C. 20549

                                  Re:  I.T. Technology, Inc.
                                       File No. 000-30543


Dear Sir or Madam:

We have read Item 4 of the Form 8-K of I.T. Technology, Inc. dated January 15, 2002 and agree with the statements concerning our Firm contained therein.

Very truly yours,



/s/ Grant Thornton LLP